Richard L. Bready, Chairman and CEO
Edward J. Cooney, Vice President and Treasurer
(401) 751-1600

IMMEDIATE

NORTEK HOLDINGS REPORTS SOLID
1ST QUARTER RESULTS

PROVIDENCE, RI, May 18, 2004—Nortek Holdings, Inc. (“Nortek Holdings”), the parent company of Nortek, Inc. (“Nortek”), a leading international designer, manufacturer and marketer of high-quality brand name building products, today announced solid financial results for the first quarter as its core residential housing and home improvement markets remained strong.

Nortek Holdings 2004 financial results were based on first-quarter sales from continuing operations totaling $407 million, up 13 percent from comparable combined periods in 2003. The results from continuing operations exclude Nortek’s formerly owned subsidiary, Ply Gem Industries, Inc. (“Ply Gem”), which has been sold and accordingly treated as a discontinued operation.

Richard L. Bready, Chairman and Chief Executive Officer, said, “Our solid first-quarter operating performance was driven by our leading market share positions and strong brand names in the continuing strong residential housing and home improvement markets.”

On January 9, 2003, certain affiliates of Kelso & Company, L.P. and certain members of management acquired control of Nortek in a recapitalization transaction. Net sales for the nine-day period ending January 9, 2003 and the period from January 10 to April 5, 2003 were $25 million and $336 million, respectively. Operating earnings (loss) for the nine-day period ending January 9, 2003 and the period from January 10 to April 5, 2003 were $(81.8) million and $34.5 million, respectively.

Key financial highlights from continuing operations for the first quarter included:

•    Net sales of $407 million, an increase of 13 percent compared to the $361 million recorded for the combined period in 2003.

•    Operating earnings of $41.5 million, compared to an operating (loss) of $(47.3) for the combined period in 2003. The operating (loss) for the combined period in 2003 is net of expenses and charges of approximately $83.0 million arising from the recapitalization transaction.

Mr. Bready noted that, “The first quarter continued the momentum of our 2003 performance, and the sale of Ply Gem and our previously announced capital restructuring reduced our leverage and related interest expense. Nortek Holdings in the quarter:

•    Completed the sale of Ply Gem in a transaction valued at $560 million.

•    Retired or called for redemption $695 million of Senior Notes.

•    Completed the sale of $200 million of Senior Floating Rate Notes due 2010.

Mr. Bready added, “Housing activity continued strong in the first quarter of 2004, and it is expected that overall residential housing markets will continue to be solid for the remainder of the year. For the first four months of 2004, building permits were up 11.5 percent and housing starts were up 15.0 percent compared to the same period in 2003. However, we believe the manufactured housing and commercial HVAC markets will not see meaningful recovery in 2004.”

Acquisitions contributed approximately $15.4 million and $1.9 million to net sales and operating earnings, respectively, for the first quarter of 2004.

As of April 3, 2004, Nortek Holdings had approximately $157 million in unrestricted cash, equivalents and marketable securities and has no borrowings outstanding under its $175-million revolving credit facility.

Nortek Holdings* (the parent company of Nortek, Inc.) is a leading international manufacturer and distributor of high-quality, competitively priced building, remodeling and indoor environmental control products for the residential and commercial markets. Nortek Holdings offers a broad array of products for improving the environments where people live and work. Its products currently include: range hoods and other spot ventilation products; heating and air conditioning systems; indoor air quality systems; and specialty electronic products.

*As used herein, the term “Nortek Holdings” refers to Nortek Holdings, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek Holdings’ current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. Nortek Holdings undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of Nortek Holdings with the Securities and Exchange Commission.

# # #

NORTEK HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the Periods

	Post-Recapitalization		Pre-Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	April 3, 2004	April 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)

Net Sales	$407,443	$336,077	$24,951

Costs and Expenses:
Cost of products sold	288,672	239,657	18,635
Selling, general and administrative expense	73,985	60,073	5,014
Amortization of intangible assets	3,311	1,823	67
Expenses and charges arising from the Recapitalization	---	---	83,000

	365,968	301,553	106,716

Operating earnings (loss)	41,475	34,524	(81,765)
Interest expense	(25,561)	(16,791)	(1,054)
Loss from debt retirement	(11,958)	---	---
Investment income	944	367	119

Earnings (loss) from continuing operations
before provision (benefit) for income taxes	4,900	18,100	(82,700)
Provision (benefit) for income taxes	2,000	7,100	(21,800)

Earnings (loss) from continuing operations	2,900	11,000	(60,900)
Earnings (loss) from discontinued operations	68,200	(5,500)	(1,000)

Net earnings (loss)	$71,000	$5,500	$(61,900)

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

A.        The unaudited condensed consolidated summary of operations for Nortek Holdings, Inc. and its subsidiaries (the “Company” or “Holdings”), in the opinion of management, reflects all adjustments necessary for a fair statement of the periods presented. Certain amounts in the prior year’s unaudited condensed consolidated summary of operations have been reclassified to conform to the current year presentation. This unaudited condensed consolidated summary of operations should be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K, its latest quarterly report on Form 10-Q and its latest Current Reports on Form 8-K as filed with the Securities and Exchange Commission (“SEC”).

B.   On February 12, 2004, the Company sold the capital stock of its wholly-owned subsidiary Ply Gem Industries, Inc. (“Ply Gem”) for net cash proceeds of approximately $506,700,000 after excluding approximately $21,400,000 of proceeds provided to fund liabilities of Ply Gem indemnified by the Company and recorded a net after-tax gain on the sale of approximately $72,300,000 in the first quarter of 2004. Ply Gem, through its operating subsidiaries, is a manufacturer and distributor of a range of products for use in the residential new construction, do-it-yourself and professional renovation markets, including vinyl siding, windows, patio doors, fencing, railing, decking and accessories. The results of operations of the operating subsidiaries of Ply Gem comprised the Company’s entire Windows, Doors and Siding Products (“WDS”) reporting segment and the corporate expenses of Ply Gem were previously included in Unallocated other, net in the Company’s segment reporting.

The Company allocates interest to dispositions that qualify as a discontinued operation for debt instruments which are entered into specifically and solely with the entity disposed of and from debt which is settled with proceeds received from the disposition. Interest allocated to discontinued operations, included in interest expense, net in the table below, was approximately $2,800,000 (net of taxes of approximately $1,600,000), $5,400,000 (net of taxes of approximately $3,100,000) and $800,000 (net of taxes of approximately $400,000) for the three months ended April 3, 2004 and the periods from January 10, 2003 to April 5, 2003 and from January 1, 2003 to January 9, 2003, respectively.

The sale of Ply Gem and the related operating results have been excluded from earnings (loss) from continuing operations and are classified as discontinued operations for all periods presented.

The table that follows presents a summary of the results of discontinued operations for the periods presented:

	For the Periods

	Post-Recapitalization		Pre-Recapitalization

	Jan. 1, 2004 -	Jan. 10, 2003 -	Jan. 1, 2003 -
	April 3, 2004	April 5, 2003	Jan. 9, 2003

	(Amounts in thousands)
	(Unaudited)

Net sales	$40,600	$99,100	$8,800

Operating earnings (loss) of discontinued operations *	$(2,044)	$190	$(368)
Interest expense, net	(4,556)	(8,790)	(1,232)

Loss before income tax benefit	(6,600)	(8,600)	(1,600)
Income tax benefit	(2,500)	(3,100)	(600)

Loss from discontinued operations	(4,100)	(5,500)	(1,000)

Gain on sale of discontinued operations	122,700	---	---
Income tax provision on sale of discontinued operations	50,400	---	---

	72,300	---	---

Earnings (loss) from discontinued operations	$68,200	$(5,500)	$(1,000)

Depreciation and amortization expense	$1,359	$4,747	$315

*         Operating earnings (loss) of discontinued operations are net of Ply Gem corporate expenses previously included within Unallocated other, net in the Company’s segment reporting.

Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to April 5, 2003 include approximately $500,000 of severance and other costs associated with the closure of certain manufacturing facilities. Operating earnings (loss) of discontinued operations for the period from January 10, 2003 to April 5, 2003 also include approximately $1,300,000 of costs and expenses for expanded distribution including new customers.

C.       The Company uses EBITDA as both an operating performance and liquidity measure. Operating performance measure disclosures with respect to EBITDA are provided below. Refer to Note D with respect to EBITDA and a reconciliation from net cash flows from operating activities to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under generally accepted accounting principles in the United States (“GAAP”) and should not be considered as an alternative or substitute for GAAP profitability measures such as operating earnings (loss) from continuing operations, discontinued operations, extraordinary items and net income (loss). EBITDA as an operating performance measure has material limitations since it excludes, among other things, the statement of operations impact of depreciation and amortization expense, interest expense and the provision (benefit) for income taxes and therefore does not necessarily represent an accurate measure of profitability, particularly in situations where a company is highly leveraged or has a disadvantageous tax structure. The Company uses a significant amount of capital assets and depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt, and interest expense is a necessary element of the Company’s costs and ability to generate revenue and therefore its exclusion from EBITDA is a material limitation. The Company generally incurs significant U.S federal, state and foreign income taxes each year and the provision (benefit) for income taxes is a necessary element of the Company’s costs and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net income (loss) for a more complete analysis of the Company’s profitability, as net income (loss) includes the financial statement impact of these items and is the most directly comparable GAAP operating performance measure to EBITDA. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s operating results as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP operating performance measure to assist with its overall evaluation of Company and subsidiary operating performance (including the performance of subsidiary management) relative to outside peer group companies. In addition, the Company uses EBITDA as an operating performance measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in the Company’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP operating measure to assist them in their evaluation of the Company’s performance. The Company is also active in mergers, acquisitions and divestitures and uses EBITDA as an additional operating performance measure to assess Company, subsidiary and potential acquisition target enterprise value and to assist in the overall evaluation of Company, subsidiary and potential acquisition target performance on an internal basis and relative to peer group companies. The Company uses EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of potential valuation and relative performance and therefore does not place undue reliance on EBITDA as its only measure of operating performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for comparing company profitability, which eliminates the effects of financing, differing valuations of fixed and intangible assets and tax structure decisions. The Company believes that EBITDA is specifically relevant to the Company, due to the different degrees of leverage among its competitors, the impact of purchase accounting associated with the Recapitalization (as defined in the Company’s 10-K for the year ended December 31, 2003), which impacts comparability with its competitors who may or may not have recently revalued their fixed and intangible assets, and the differing tax structures and tax jurisdictions of certain of the Company’s competitors. The Company has included EBITDA as a supplemental operating performance measure, which should be evaluated by investors in conjunction with the traditional GAAP performance measures discussed earlier in this Results of Operations section for a complete evaluation of the Company’s operating performance.

The following table presents a reconciliation from net earnings (loss), which is the most directly comparable GAAP operating performance measure, to EBITDA:

	For the Periods

	Post-Recapitalization		Pre-Recapitalization

	Jan. 1, 2004	Jan. 10, 2003 -	Jan. 1, 2003 -
	April 3, 2004	April 5, 2003	Jan. 9, 2003

Net earnings (loss) *	$71,100	$5,500	$(61,900)
Provision (benefit) for income taxes
from continuing operations	2,000	7,100	(21,800)
Provision (benefit) for income taxes
from discontinued operations	47,900	(3,100)	(600)
Interest expense from continuing operations	25,561	16,791	1,054
Interest expense from discontinued operations	4,585	8,858	1,234
Investment income from continuing operations	(944)	(367)	(119)
Investment income from discontinued operations	(29)	(68)	(2)
Depreciation expense from continuing operations	5,808	3,764	586
Depreciation expense from discontinued operations	1,158	2,387	245
Amortization expense from continuing operations	3,474	5,854	67
Amortization expense from discontinued operations	201	2,360	70

EBITDA	$160,814	$49,079	$(81,165)

*          Includes approximately $68,200,000, $(5,500,000) and $(1,000,000) of earnings (loss) from discontinued operations for the three months ended April 3, 2004 and the periods from January 10, 2003 to April 5, 2003 and from January 1, 2003 to January 9, 2003, respectively (see Note B).

EBITDA includes approximately $83,000,000 of expenses and charges arising from the Recapitalization recorded in the period from January 1, 2003 to January 9, 2003 and approximately $250,000 and $700,000 of stock based compensation from adopting SFAS No. 123 recorded in the three months ended April 3, 2004 and the period from January 10, 2003 to April 5, 2003, respectively.

D.       The Company uses EBITDA as both a liquidity and operating performance measure. Liquidity measure disclosures with respect to EBITDA are provided below. Refer to Note C for operating performance measure disclosures with respect to EBITDA and a reconciliation from net income (loss) to EBITDA.

EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of cash flow under generally accepted accounting principles in the United States (“GAAP”) and should not be considered as an alternative or substitute for GAAP cash flow measures such as cash flows from operating, investing and financing activities. EBITDA does not necessarily represent an accurate measure of cash flow performance because it excludes, among other things, capital expenditures, working capital requirements, significant debt service for principal and interest payments, income tax payments and other contractual obligations, which may have a significant adverse impact on a company’s cash flow performance thereby limiting its usefulness when evaluating the Company’s cash flow performance. The Company uses a significant amount of capital assets and capital expenditures are a significant component of the Company’s annual cash expenditures and therefore their exclusion from EBITDA is a material limitation. The Company has significant working capital requirements during the year due to the seasonality of its business, which require significant cash expenditures and therefore its exclusion from EBITDA is a material limitation. The Company has a significant amount of debt and the Company has significant cash expenditures during the year related to principal and interest payments and therefore their exclusion from EBITDA is a material limitation. The Company generally pays significant U.S. federal, state and foreign income taxes each year and therefore its exclusion from EBITDA is a material limitation. As a result, EBITDA should be evaluated in conjunction with net cash from operating, investing and financing activities for a more complete analysis of the Company’s cash flow performance, as they include the financial statement impact of these items. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA does not reflect any cash requirements for replacements. As EBITDA is not defined by GAAP, the Company’s definition of EBITDA may differ from and therefore may not be comparable to similarly titled measures used by other companies thereby limiting its usefulness as a comparative measure. Because of the limitations that EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of the Company’s cash flows as reported under GAAP.

Company management uses EBITDA as a supplementary non-GAAP liquidity measure to allow the Company to evaluate its operating units cash-generating ability to fund income tax payments, corporate overhead, capital expenditures and increases in working capital. EBITDA is also used by management to allocate resources for growth among its businesses, to identify possible impairment charges, to evaluate the Company’s ability to service its debt and to raise capital for growth opportunities, including acquisitions. In addition, the Company uses EBITDA as a liquidity measure in financial presentations to the Company’s Board of Directors, shareholders, various banks participating in the Company’s Credit Facility, note holders and Bond Rating agencies, among others, as a supplemental non-GAAP liquidity measure to assist them in their evaluation of the Company’s cash flow performance. The Company uses EBITDA in conjunction with traditional GAAP liquidity measures as part of its overall assessment and therefore does not place undue reliance on EBITDA as its only measure of cash flow performance. The Company believes EBITDA is useful for both the Company and investors as it is a commonly used analytical measurement for assessing a company’s cash flow ability to service and/or incur additional indebtedness, which eliminates the impact of certain non-cash items such as depreciation and amortization. The Company believes that EBITDA is specifically relevant to the Company due to the Company’s leveraged position as well as the common use of EBITDA as a liquidity measure within the Company’s industries by lenders, investors, others in the financial community and peer group companies. The Company has included EBITDA as a supplemental liquidity measure, which should be evaluated by investors in conjunction with the traditional GAAP liquidity measures discussed in the Liquidity and Capital Resources section of the Company’s latest quarterly report on Form 10-Q as filed with the SEC for a complete evaluation of the Company’s cash flow performance.

The following table presents a reconciliation from net cash provided by (used in) operating activities, which is the most directly comparable GAAP liquidity measure, to EBITDA:

	For the Periods

	Post-Recapitalization		Pre-Recapitalization

	Jan. 1, 2004	Jan. 10, 2003 -	Jan. 1, 2003 -
	April 3, 2004	April 5, 2003	Jan. 9, 2003

	(Amounts in thousands)

Net cash used in operating activities *	$(13,435)	$(30,583)	$(5,705)
Cash (provided from) used by working capital and
other long-term asset and liability changes	(6,529)	53,333	12,880
Effect of the Recapitalization, net	---	---	(62,397)
Deferred federal income tax provision
from continuing operations	(19,900)	(3,800)	(5,900)
Deferred federal income tax credit (provision)
from discontinued operations	18,100	---	---
Gain on sale of discontinued operations	122,700	---	---
Non-cash interest expense, net	(8,596)	(3,832)	(125)
Loss from debt retirement	(11,958)	---	---
Provision (benefit) for income taxes
from continuing operations	2,000	7,100	(21,800)
Provision (benefit) for income taxes
from discontinued operations	47,900	(3,100)	(600)
Interest expense from continuing operations	25,561	16,791	1,054
Interest expense from discontinued operations	4,585	8,858	1,234
Investment income from continuing operations	(944)	(367)	(119)
Investment income from discontinued operations	(29)	(68)	(2)
Depreciation expense from discontinued operations	1,158	2,387	245
Amortization expense from discontinued operations	201	2,360	70

EBITDA	$160,814	$49,079	$(81,165)

*          Includes approximately $68,200,000, $(5,500,000) and $(1,000,000) of earnings (loss) from discontinued operations for the three months ended April 3, 2004 and the periods from January 10, 2003 to April 5, 2003 and from January 1, 2003 to January 9, 2003, respectively (see Note B).

EBITDA includes approximately $83,000,000 of expenses and charges arising from the Recapitalization recorded in the period from January 1, 2003 to January 9, 2003 and approximately $250,000 and $700,000 of stock based compensation from adopting SFAS No. 123 recorded in the three months ended April 3, 2004 and the period from January 10, 2003 to April 5, 2003, respectively.

E.        From January 1, 2004 through February 3, 2004, Nortek purchased approximately $14,800,000 of it's 9 1/4% Senior Notes due 2007 (“9 1/4% Notes”) and approximately $10,700,000 of it's 9 1/8% Senior Notes due 2007 (“9 1/8% Notes”) in open market transactions. On March 15, 2004, Nortek redeemed all of it’s outstanding 9 1/4% Notes (approximately $160,200,000 in principal amount) and on March 14, 2004 redeemed all of it’s outstanding 9 1/8% Notes (approximately $299,300,000 in principal amount). The 9 1/4% Notes and 9 1/8% Notes were redeemed at a redemption price of 101.542% and 103.042%, respectively, of the principal amount thereof plus accrued and unpaid interest. The 9 1/4% Notes and 9 1/8% Notes ceased to accrue interest as of the respective redemption dates indicated above. Nortek used the net after tax proceeds from the sale of Ply Gem of approximately $450,000,000, together with existing cash on hand, to fund the redemption of the 9 1/4% Notes and 9 1/8% Notes. On March 14, 2004, Nortek redeemed $60,000,000 of it’s outstanding 8 7/8% Senior Notes due 2008 (“8 7/8% Notes”). On March 31, 2004, Nortek redeemed the remaining $150,000,000 of it’s outstanding 8 7/8% Notes (see below). The 8 7/8% Notes were called at a redemption price of 104.438% of the principal amount thereof plus accrued and unpaid interest.

On March 1, 2004, Nortek completed the sale of $200,000,000 of Senior Floating Rate Notes due 2010 (the “Floating Rate Notes”). The Floating Rate Notes bear interest at a rate per annum equal to LIBOR, as defined, plus 3% (4.17% as of April 3, 2004). Interest on the Floating Rate Notes will be determined and payable semi-annually on June 30 and December 31 of each year commencing June 30, 2004. Nortek incurred fees and expenses, including the initial purchaser’s discount, of approximately $4,000,000 in connection with the sale, which will be amortized over the life of the Floating Rate Notes. The Floating Rate Notes are unsecured obligations of Nortek, which mature on December 31, 2010, and may be redeemed in whole or in part prior to December 31, 2010 at the redemption prices as defined in the indenture governing the Floating Rate Notes (the “Indenture”). The Indenture contains covenants that limit Nortek’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Floating Rate Notes require Nortek to register notes having substantially identical terms (the “Nortek Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Nortek Exchange Notes for the Floating Rate Notes (the “Nortek Exchange”). In the event Nortek does not complete the Nortek Exchange in accordance with the timing requirements outlined in the Indenture, Nortek may be required to pay a higher interest rate. Nortek expects to complete the Nortek Exchange within the required time period. Approximately $60,000,000 principal amount of the 8 7/8% Notes ceased to accrue interest as of March 14, 2004 and approximately $150,000,000 principal amount of such Notes ceased to accrue interest as of March 31, 2004. The Company used the net proceeds of approximately $196,000,000 from the sale of the Floating Rate Notes, together with existing cash on hand, to fund the redemption of the 8 7/8% Notes.

The open market purchases and the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes noted above resulted in a pre-tax loss of approximately $11,958,000 in the first quarter of 2004, based upon the difference between the respective redemption prices indicated above and the estimated carrying values at the redemption dates.

Interest expense in the first quarter of 2004 includes duplicative interest arising during the waiting period from the call for redemption to the date of redemption of the 8 7/8% Senior Notes as during that period, the Floating Rate Notes, whose proceeds were used to refinance the 8 7/8% Senior Notes, were also outstanding. The Company’s pro forma interest expense for the three months ended April 3, 2004 would have been approximately $18,700,000, after adjusting the historical interest expense for the three months ended April 3, 2004 to give effect to the redemption of the 9 1/4% Notes, 9 1/8% Notes and 8 7/8% Notes and the sale of the Floating Rate Notes as if they had occurred on January 1, 2004.

On November 24, 2003, the Company completed the sale of $515,000,000 aggregate principal amount at maturity ($349,400,000 gross proceeds) of its 10% Senior Discount Notes due May 15, 2011 (“Senior Discount Notes”). The Senior Discount Notes, which are structurally subordinate to all debt and liabilities of the Company’s subsidiaries, were issued and sold in a private Rule 144A offering to institutional investors. The net proceeds of the offering were used to pay a dividend of approximately $298,474,000 to holders of the Company’s capital stock and approximately $41,000,000 of these proceeds were used by the Company to purchase additional capital stock of Nortek. Nortek used these proceeds to fund the majority of a cash distribution of approximately $41,600,000 to option holders of the Rollover Options in the fourth quarter of 2003. The accreted value of the 10% Senior Discount Notes will increase from the date of issuance at a rate of 10% per annum compounded semi-annually such that the accreted value will equal the principal amount of $515,000,000 on November 15, 2007. No cash interest will accrue on the 10% Senior Discount Notes prior to November 15, 2007 and, thereafter, cash interest will accrue at 10% per annum payable semi-annually in arrears on May 15 and November 15 of each year. The Senior Discount Notes are unsecured obligations of the Company, which mature on May 15, 2011, and may be redeemed in whole or in part at the redemption prices as defined in the indenture governing the Senior Discount Notes (the “Indenture”). The Indenture contains covenants that limit the Company’s ability to engage in certain transactions, including incurring additional indebtedness and paying dividends or distributions. The terms of the Senior Discount Notes require the Company to register notes having substantially identical terms (the “Holdings Exchange Notes”) with the SEC as part of an offer to exchange freely tradable Holdings Exchange Notes for the Senior Discount Notes (the “Holdings Exchange”). In the event the Company does not complete the Holdings Exchange in accordance with the timing requirements outlined in the Indenture, the Company may be required to pay a higher interest rate. The Company expects to complete the Holdings Exchange within the required time period. Under certain limited circumstances, Nortek may be required in the future to guarantee the Senior Discount Notes on a senior subordinated basis. This requirement will not apply if the terms of any of Nortek’s senior indebtedness restricts the issuance of such guarantee. Nortek’s Senior Secured Credit Facility does not permit such a guarantee. In addition the issuance of such a guarantee by Nortek would constitute a restricted payment under the terms of Nortek’s indentures.

The table that follows is a summary of maturities of the Company’s debt obligations, including the Floating Rate Notes, the Senior Discount Notes and redemptions discussed in the previous paragraphs and excluding unamortized debt premiums:

Less than 1 year	$15,700,000
Between 1 & 2 years	2,700,000
Between 3 & 4 years	1,800,000
5 years or greater	975,000,000

The period from January 10, 2003 to April 5, 2003 includes approximately $4,100,000 of interest expense from the amortization of the Bridge Facility commitment entered into as part of the Recapitalization.

F.       On March 9, 2004, the Company acquired OmniMount Systems, Inc. (“OmniMount”) for approximately $16,500,000 in cash and contingent consideration payable 90 days after fiscal 2006 if certain fiscal 2006 financial results, as defined by the stock purchase agreement, are met. OmniMount is a manufacturer and designer of speaker mountings and other products to maximize the home theater experience.

G.      The operating results of the Air Conditioning and Heating Products Segment for the three months ended April 3, 2004 include approximately $1,300,000 of costs associated with the closure of certain manufacturing facilities. The operating results of the Air Conditioning and Heating Products Segment for the three months ended April 3, 2004 also include approximately $4,100,000 of estimated inefficient production costs and expenses associated with the start-up of a new manufacturing facility. There were no costs and expenses recorded in the periods from January 1, 2003 to January 9, 2003 or from January 10, 2003 to April 5, 2003 related to the closure and start-up of certain manufacturing facilities within the Air Conditioning and Heating Products Segment.

Operating results for the three months ended April 3, 2004 included a non-cash foreign exchange loss of approximately $600,000 on certain intercompany debt between the Company’s subsidiaries. For the period from January 10, 2003 to April 5, 2003, operating results included a non-cash foreign exchange gain of approximately $100,000 on certain intercompany debt.